EXHIBIT 6

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                           PURCHASE AND SALE AGREEMENT



                                 by and between



                            UNITED CMH HOLDINGS, INC.



                                       and



                      UNITED PAN-EUROPE COMMUNICATIONS N.V.



                            Dated as of March 5, 2003


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                                TABLE OF CONTENTS

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ARTICLE I         DEFINITIONS................................................2


ARTICLE II        PURCHASE AND SALE OF THE PURCHASED SHARES..................4

   Section 2.1    Purchase and Sale of the Purchased Shares..................4
   Section 2.2    The Purchaser's Investigation..............................5

ARTICLE III       PURCHASE PRICE.............................................5

   Section 3.1    Purchase Price; Payment of Purchase Price..................5
   Section 3.2    Credit Support.............................................5

ARTICLE IV        CLOSING....................................................5

   Section 4.1    Closing....................................................5
   Section 4.2    Deliveries by the Seller at the Closing....................6
   Section 4.3    Deliveries by the Purchaser at the Closing.................6
   Section 4.4    Further Assurances.........................................6

ARTICLE V         BANKRUPTCY COURT APPROVAL..................................7

   Section 5.1    Bankruptcy Court Orders....................................7

ARTICLE VI        APPROVAL OF THE ADMINISTRATOR..............................8

   Section 6.1    Approval of the Administrator..............................8

ARTICLE VII       REPRESENTATIONS OF THE SELLER..............................8

   Section 7      Representations of the Seller..............................8
   Section 7.1    Existence..................................................8
   Section 7.2    Authorization and Validity of Agreement....................8
   Section 7.3    Ownership of Purchased Shares..............................8
   Section 7.4    Consents and Approvals; No Violations......................9
   Section 7.5    Broker's or Finder's Fees..................................9

ARTICLE VIII      REPRESENTATIONS OF THE PURCHASER...........................9

   Section 8      Representations of the Purchaser...........................9
   Section 8.1    Existence and Good Standing; Authorization and
                      Validity of Agreement..................................9
   Section 8.2    Consents and Approvals; No Violations.....................10
   Section 8.3    Available Funds...........................................10
   Section 8.4    Section 363 Order.........................................10
   Section 8.5    Broker's or Finder's Fees.................................10

ARTICLE IX        ADDITIONAL AGREEMENTS.....................................10

   Section 9.1    Reasonable Efforts; Cooperation; Consents and Approvals...10
   Section 9.2    Alternative Transaction Provisions........................11

ARTICLE X         CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER............11

   Section 10     Conditions to the Purchaser's Obligations.................11

                                      (i)

                               TABLE OF CONTENTS
                                  (continued)

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   Section 10.1   Truth of Representations and Warranties...................12
   Section 10.2   Performance of Agreements.................................12
   Section 10.3   No Injunction.............................................12
   Section 10.4   Statutes..................................................12
   Section 10.5   Governmental and Other Approvals..........................12
   Section 10.6   Opinion of Counsel........................................12
   Section 10.7   No Material Adverse Effect................................12
   Section 10.8   Assignment of Private Placement Agreement.................13
   Section 10.9   Bankruptcy Matters........................................13
   Section 10.10  Administrator.............................................13

ARTICLE XI        CONDITIONS TO THE OBLIGATIONS OF THE SELLER...............13

   Section 11     Conditions to the Seller's Obligations....................13
   Section 11.1   Truth of Representations and Warranties...................13
   Section 11.2   Performance of Agreements.................................14
   Section 11.3   No Injunction.............................................14
   Section 11.4   Statutes..................................................14
   Section 11.5   Governmental and Other Approvals..........................14
   Section 11.6   Assignment of Private Placement Agreement.................14
   Section 11.7   Bankruptcy Matters........................................14
   Section 11.8   Administrator.............................................15

ARTICLE XII       TERMINATION...............................................15

   Section 12.1   No Survival of Representations and Warranties.............15
   Section 12.2   Events of Termination.....................................15
   Section 12.3   Effect of Termination.....................................16

ARTICLE XIII      MISCELLANEOUS.............................................16

   Section 13.1   Expenses; Fees............................................16
   Section 13.2   Transfer Taxes............................................16
   Section 13.3   1999 Agreement Waivers....................................16
   Section 13.4   APPLICABLE LAW............................................16
   Section 13.5   JURISDICTION; WAIVER OF JURY TRIAL........................16
   Section 13.6   Captions; Headings; Table of Contents.....................17
   Section 13.7   Notices...................................................17
   Section 13.8   Assignment; Parties in Interest...........................18
   Section 13.9   Counterparts; Effectiveness...............................18
   Section 13.10  Entire Agreement..........................................19
   Section 13.11  Third Party Beneficiaries.................................19
   Section 13.12  Severability; Enforcement.................................19
   Section 13.13  Amendments; Waiver........................................19
   Section 13.14  No Strict Construction....................................19

                                      (ii)

EXHIBITS

Exhibit A         Form of Section 363 Order

SCHEDULES

Schedule 7.3      Ownership of Shares
Schedule 7.4      Consents and Approvals; No Violations
Schedule 8.2      Consents and Approvals; No Violations

                                     (iii)

                           PURCHASE AND SALE AGREEMENT


          PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of March 5, 2003, by and between UNITED CMH HOLDINGS, INC., a Delaware corporation (the "Purchaser") and UNITED PAN-EUROPE COMMUNICATIONS N.V., a public company with limited liability (naamloze vennootschap) organized under the laws of The Netherlands (the "Seller" and, together with the Purchaser, each, a "Party" and, collectively, the "Parties"). Other capitalized terms used herein are defined in
Article I.

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, the Purchaser desires to purchase 6,000,000 common shares of $1.50 each (as may be adjusted to reflect any reclassification, stock split, reverse stock split, stock dividend or distribution, subdivision, recapitalization or other similar transaction, the "Shares") of SBS Broadcasting S.A., a joint stock company organized and existing under the laws of Luxembourg ("SBS"), and the Seller desires to sell the Shares to the Purchaser on the terms and subject to the conditions set forth in this Agreement and in accordance with Sections 105, 363 and 1146 of title 11 of the United States Code (as in effect for cases filed on the Petition Date, the "Bankruptcy Code") and other applicable provisions of the Bankruptcy Code;

          WHEREAS, the Seller has commenced a voluntary Chapter 11 case (the "Chapter 11 Case") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and the Purchased Shares will be sold pursuant to an order of the Bankruptcy Court approving such sale under Sections 363 and 1146 of the Bankruptcy Code and the terms and conditions of this Agreement;

          WHEREAS,  the Seller  desires to sell the Purchased  Shares to further
its   reorganization   efforts  and  to  enable  it  to  consummate  a  plan  of
reorganization in the Chapter 11 Case;

          WHEREAS, the Seller holds the Shares subject to certain rights and obligations as set forth in a Private Placement Agreement dated January 27, 2000 (the "Private Placement Agreement");

          WHEREAS, the Seller has commenced a moratorium of payments in The Netherlands under Dutch bankruptcy law and filed a proposed plan of compulsory composition, or an Akkoord, with the Amsterdam Court (Rechtbank) (the "Dutch Bankruptcy Court") under the Dutch Faillissementswet (the "Dutch Bankruptcy Code"); and

          WHEREAS, the Dutch Bankruptcy Court has appointed an Administrator (the "Administrator") in accordance with the Dutch Bankruptcy Code to oversee the operations of the Seller;

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

          "Administrator" shall have the meaning set forth in the Recitals.

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used herein, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Agreement" shall have the meaning set forth in the Preamble.

          "Back-Up Bidder" means that Person, if any, determined by the Seller to have made the second highest or best offer for the Purchased Shares at the Sale Hearing.

          "Bankruptcy Code" shall have the meaning set forth in the Recitals.

          "Bankruptcy Court" shall have the meaning set forth in the Recitals.

          "Bankruptcy Event" shall mean (a) an involuntary proceeding shall have been commenced or an involuntary petition shall have been filed seeking (i) liquidation, reorganization or other relief in respect of SBS or its debts under any bankruptcy, insolvency, receivership or similar law of the United States or any other country or any political subdivision of any of them now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for SBS, and, in any such case, such proceeding or petition shall have continued undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall have been entered; or (b) SBS shall have (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law of the United States or any other country or any political subdivision of any of them now or hereafter in effect, (ii) consented to the institution of, or failed to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) of this definition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for SBS, (iv) filed an answer admitting the material allegations of a petition against it in any such proceeding, (v) made a general assignment for the benefit of creditors or (vi) taken any action for the purpose of effecting any of the foregoing.

          "Business Day" means any day except a Saturday, a Sunday or other day on which commercial banks are required or authorized to close in New York, New York, Denver, Colorado, Luxembourg, Grand Duchy of Luxembourg, or Amsterdam, The Netherlands.

          "Chapter 11 Case" shall have the meaning set forth in the Recitals.

          "Closing" shall have the meaning set forth in Section 4.1.

          "Closing Date" shall have the meaning set forth in Section 4.1.

          "Competing Transaction" means any proposed transfer or disposition of all or substantially all of the Purchased Shares directly by the Seller in a single transaction or series of related transactions to any Person other than the Purchaser pursuant to this Agreement.

          "Credit  Support  Arrangement"  shall  have the  meaning  set forth in
Section 3.2.

          "Dollars" or "$" means the official currency adopted by the United States of America.

          "Dutch Bankruptcy Code" shall have the meaning set forth in the Recitals.

          "Dutch Bankruptcy Court" shall have the meaning set forth in the Recitals.

          "Effective Date" shall have the meaning ascribed to such term in the Plan.

          "Encumbrances" means all liens, equities, claims, demands, judgments, licenses, subleases, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, warrants, purchase rights, commitments, rights of first refusal, reservations, restrictions or other encumbrances or defects in title of any kind.

          "Euros" or "(euro)" means the currency adopted by those countries participating in the third stage of European monetary union.

          "Governmental Authority" means any foreign, federal, state or local government, political subdivision or governmental, regulatory or administrative authority, body, agency, board, bureau, commission, department, instrumentality or court, quasi-governmental authority, self-regulatory organization or stock exchange.

          "Law" or "Laws" means any and all statutes, laws, ordinances, proclamations, regulations, published requirements, orders, decrees, consent decrees and rules of any Governmental Authority, in each case, as amended and in effect from time to time.

          "Material Adverse Effect" shall have the meaning set forth in Section 10.7.

          "1999 Agreement" means that certain Agreement, dated as of __ February 1999, by and between UGC Holdings, Inc. (f/k/a United International Holdings, Inc.) and the Seller.

          "Party" and "Parties" shall have the meaning set forth in the Preamble.

          "Person" means and includes any individual, any legal entity, including, without limitation, any partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, and any Governmental Authority.

          "Petition Date" means December 3, 2002, the date that the Seller filed the voluntary petition for relief pursuant to Chapter 11 of the Bankruptcy Code commencing the Chapter 11 Case.

          "Plan" means the Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by Seller and New UPC, Inc., dated January 7, 2003 and filed with the United States Bankruptcy Court on January 9, 2003, as amended from time to time after the date hereof.

          "Private Placement Agreement" shall have the meaning set forth in the Recitals.

          "Proposed Sale" shall have the meaning set forth in Section 5.1(a).

          "Purchase Price" shall have the meaning set forth in Section 3.1(a).

          "Purchased Shares" shall have the meaning set forth in Section 2.1.

          "Purchaser" shall have the meaning set forth in the Preamble.

          "Restructuring Agreement" means the Restructuring Agreement, dated as of September 30, 2002, by and among the Seller, New UPC, Inc., UnitedGlobalCom, Inc., UGC Holdings, Inc., United Europe, Inc., United UPC Bonds, LLC and certain holders of UPC Notes (as defined therein), as amended from time to time.

          "Sale Hearing" shall have the meaning set forth in Section 5.1(a).

          "SBS" shall have the meaning set forth in the Recitals.

          "Section  363  Order"  shall  have the  meaning  set forth in  Section
5.l(a).

          "Seller" shall have the meaning set forth in the Preamble.

          "Shares" shall have the meaning set forth in the Recitals.

          "Tax" or "Taxes" means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including all estimated taxes, deficiency assessments and any interest, penalty or addition thereto.

                                   ARTICLE II

                    PURCHASE AND SALE OF THE PURCHASED SHARES

          Section 2.1 Purchase and Sale of the Purchased Shares. Pursuant to Sections 363 and 1146 (and other applicable provisions) of the Bankruptcy Code and on the terms and subject to the conditions of this Agreement, at the Closing provided for in Section 4.1, the Purchaser will purchase, acquire and accept (or cause to be purchased, acquired and accepted) from the Seller, and the Seller will sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the Purchaser, against the receipt by the Seller of the consideration specified in Section 3.1, free and clear of all Encumbrances, other than Encumbrances subject created by the Purchaser, all of the Seller's right, title and interest in and to the Shares (collectively, the "Purchased Shares").

          Section 2.2 The Purchaser's Investigation. The Purchaser hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein, (a) except as otherwise expressly set forth in Article VII of this Agreement, the Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Purchased Shares, and (b) the Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to SBS, its subsidiaries or any of their respective assets, liabilities or operations. The Purchaser further acknowledges that the Purchaser has conducted independent due diligence with respect to SBS, its subsidiaries or any of their respective assets, liabilities or operations as the Purchaser deemed necessary or appropriate and that in proceeding with its acquisition of the Purchased Shares, the Purchaser is doing so based upon such independent due diligence.

                                  ARTICLE III

                                 PURCHASE PRICE

          Section 3.1 Purchase Price; Payment of Purchase Price. (a) The purchase price payable to the Seller by the Purchaser as consideration for the sale, conveyance, transfer and assignment of the Purchased Shares will consist of an amount in cash equal to One Hundred Million Euros ((euro) 100,000,000.00) (the "Purchase Price").

          (b) On the Closing Date, the Purchaser will deliver, or cause to be delivered, as consideration for the Purchased Shares, by wire transfer of immediately available funds to the account of the Seller, an amount equal to the Purchase Price.

          Section 3.2 Credit Support. Within two (2) Business Days of the receipt of the Section 363 Order, the Purchaser, at its option, shall deliver to the Seller a letter of credit, bank guaranty or other similar instrument or arrangement or, at Purchaser's option, shall deposit funds in an amount equal to the Purchase Price in an escrow account or similar arrangement (each a "Credit Support Arrangement") which such Credit Support Arrangement shall secure the Purchaser's obligations to purchase and pay for the Shares upon satisfaction or waiver by the Purchaser, of the conditions to the Purchaser's obligations set forth in Article X and shall be on terms and conditions reasonably satisfactory to the Seller and the Administrator.

                                   ARTICLE IV

                                     CLOSING

          Section 4.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Shares (the "Closing") will be at 10:00 A.M. (Central European time) at the offices of the Seller, Boeing Avenue 53, Schiphol-Rijk 1119, The Netherlands, or at such other location agreed to by the Purchaser and the Seller, on the Business

Day which is two (2) Business Days before the Effective Date or such earlier date as is designated by the Purchaser which such date shall be at least two (2) Business Days after the date on which all the conditions to the Parties' obligations hereunder (other than conditions with respect to actions the Parties will take at the Closing) have been satisfied or waived by the appropriate party (the "Closing Date").

          Section 4.2 Deliveries by the Seller at the Closing. At the Closing, the Seller will deliver, or cause to be delivered, to the Purchaser:

          (a) the certificates representing the Purchased Shares, duly endorsed in blank, or accompanied by (i) either stock powers duly executed in blank by the Seller or such other instruments of transfer as are necessary to effect the transfer of the Shares in Luxembourg, in each case, with all necessary transfer tax and other revenue stamps, acquired at the Seller's expense, affixed and canceled, (ii) a notification to SBS of the transfer of the Shares, such notification to be accompanied by a copy of this Agreement and (iii) proof of payment of the Purchase Price; and

          (b) the various documents, certificates, instruments or writings referred to in Article X and such other documents, certificates, instruments or writings as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof (including, without limitation, such documents, certificates, instruments and writings intended for delivery to SBS as the Purchaser shall reasonably request in connection with effecting the transfer of the Purchased Shares to the Purchaser).

Each of the Seller and the Purchaser agrees to use their commercially reasonable efforts to supply SBS with all documentation necessary to register the Purchaser as the holder of record of the Purchased Shares.

          Section 4.3 Deliveries by the Purchaser at the Closing. At the Closing, the Purchaser will:

          (i) pay to the Seller the Purchase Price by wire transfer of immediately available funds to the account specified by the Seller at least two (2) Business Days prior to the Closing Date; and

          (ii) deliver, or cause to be delivered, to the Seller the various documents, certificates, instruments or writings referred to in Article XI and such other documents, certificates, instruments or writings as may be reasonably necessary to carry out the transactions contemplated by this
     Agreement and to comply with the terms hereof (including, without limitation, such documents, certificates, instruments and writings intended for delivery to SBS as the Seller shall reasonably request in connection with effecting the transfer of the Purchased Shares to Purchaser).

          Section 4.4 Further Assurances. After the Closing and without further consideration, each Party will from time to time, at the reasonable request of any other Party, execute and deliver such other instruments of conveyance and transfer and such other instruments, documents and agreements and take such other actions as such other Party may reasonably request or as may be reasonably requested by any applicable Governmental

Authorities or third parties, in each case in order to more effectively or more expeditiously consummate any of the transactions contemplated hereby and to vest in the Purchaser the right, title and interest in and to the Purchased Shares; provided that the requesting Party will prepare any additional documents and instruments and will handle any submissions, applications, processing, recording and registrations. Without limiting the provisions of Section 13.4, the Purchaser and the Seller hereby irrevocably consent to the personal and subject-matter jurisdiction of the Bankruptcy Court for all purposes necessary to effectuate this Section 4.4.

                                   ARTICLE V

                            BANKRUPTCY COURT APPROVAL

          Section 5.1 Bankruptcy Court Orders. (a) The Seller shall as promptly as reasonably practicable, but in any event no later than two (2) Business Days after the date of this Agreement, file a motion with the Bankruptcy Court seeking an order approving, among other things, the Seller's request to sell and assign, as applicable, the Purchased Shares to the Purchaser pursuant to this Agreement and Sections 363 and 1146 of the Bankruptcy Code, free and clear of all Encumbrances in or on the Purchased Shares (the "Proposed Sale", and the hearing to consider approval of the Proposed Sale, the "Sale Hearing") (the "Section 363 Order"). The Section 363 Order will be substantially in the form annexed hereto as Exhibit A and the motion relating to the Section 363 Order will be in form and substance reasonably satisfactory to the Purchaser.

          (b) Subject to the Seller's obligations to comply with any order of the Bankruptcy Court (including, without limitation, the Section 363 Order), the Seller and the Purchaser will promptly make any filings, take all actions and use commercially reasonable efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the transactions contemplated hereby.

          (c) In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from the Section 363 Order, the Seller will immediately notify the Purchaser of such appeal or stay request and will provide to the Purchaser within two (2) Business Days a copy of the related notice of appeal or order of stay or application for reconsideration. The Seller will also provide the Purchaser with written notice and copies of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, any of such orders and any related briefs.

          (d) The Seller will notify, as is required by the Bankruptcy Code (as modified by any order of the Bankruptcy Court) and reasonably requested by the Purchaser, all parties entitled to notice of all motions, notices and orders required to consummate the transactions contemplated by this Agreement, including, without limitation, the Section 363 Order, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court.

                                   ARTICLE VI

                          APPROVAL OF THE ADMINISTRATOR

          Section 6.1 Approval of the Administrator. The Seller shall use its commercially reasonable efforts to seek all authorizations, approvals and consents of the Administrator necessary for the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VII

                          REPRESENTATIONS OF THE SELLER

          Section 7 Representations of the Seller. The Seller represents and warrants as follows:

          Section 7.1 Existence. The Seller is a public company with limited liability (naamloze vennootschap) duly incorporated and validly existing under the laws of The Netherlands. The Seller has the corporate power and authority to own, lease and operate its properties and to conduct its business as is presently conducted.

          Section 7.2 Authorization and Validity of Agreement. Subject to any necessary authority from the Bankruptcy Court, the Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Seller, and the consummation by the Seller of the transactions contemplated hereby, have been duly authorized and approved by the Seller's Board of Management, Supervisory Board and the Administrator and no other corporate action on the part of the Seller is necessary to authorize the execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming it constitutes a valid and binding obligation of the Purchaser, is a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, upon the entry of the Section 363 Order.

          Section 7.3 Ownership of Purchased Shares. On the date of this Agreement, UPC Investments I BV, an indirect wholly-owned subsidiary of the
Seller,  is  the  holder  of  record,  and  the  Seller  is  the  lawful  owner, beneficially, of all of the Purchased Shares, free and clear of all Encumbrances, other than the Encumbrances set forth in Schedule 7.3. At the Closing Date, the Seller shall be the holder of record and the lawful owner, beneficially, of all the Purchased Shares, free and clear of all Encumbrances, other than the Encumbrances set forth in Schedule 7.3. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer or otherwise dispose of any capital stock of SBS (other than this Agreement). The delivery to the Purchaser of the Purchased Shares pursuant to this Agreement, together with the registration of the sale and transfer by SBS in its register of shareholders, will transfer to the Purchaser good and valid title to the Purchased Shares, free and clear of all Encumbrances, other than the Encumbrances set forth in Schedule 7.3.

          Section 7.4 Consents and Approvals; No Violations. Except as set forth in Schedule 7.4, assuming the receipt of the necessary approvals of the Bankruptcy Court (including, without limitation, the Section 363 Order) and the Administrator, the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the articles of incorporation, bylaws or other constituent documents of the Seller; (b) result in the creation of any Encumbrance on or with respect to the Purchased Shares; (c) violate any Law by which the Seller is bound, (d) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority or third party and (e) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrances upon any of the properties or assets of the Seller or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which the
Seller or any of its subsidiaries is a party, or by which it or any of its properties or assets may be bound excluding from the foregoing clause (c), (d) and (e) filings, notices, permits, consents and approvals the absence of which, are violations, breaches, defaults, conflicts and Encumbrances which, individually or in the aggregate, would not (x) reasonably be expected to have a material adverse effect on the Seller or (y) prevent, materially interfere or delay the Seller from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

          Section 7.5 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of the Seller is, or will be, entitled to any commission or broker's or finder's fees from any Party, or from any Affiliate of any Party, in connection with any of the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

                                  ARTICLE VIII

                        REPRESENTATIONS OF THE PURCHASER

          Section 8 Representations of the Purchaser. The Purchaser represents and warrants as follows:

          Section 8.1 Existence and Good Standing; Authorization and Validity of Agreement. (a) The Purchaser is a corporation (or other entity) duly incorporated (or organized as the case may be), validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation (or other formation).

          (b) The Purchaser has full corporate (or other entity) power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized and approved by the Purchaser's board of directors (or other relevant management authority). This Agreement has been duly executed and delivered by the Purchaser and, assuming it constitutes a valid and binding obligation of the Seller, is a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether invoked in a proceeding in equity or at law.

          Section 8.2 Consents and Approvals; No Violations. Except as set forth in Schedule 8.2 and assuming the receipt of the necessary approvals of the Bankruptcy Court (including, without limitation, the Section 363 Order) and the Administrator, the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby (a) will not violate any provisions of the certificate of incorporation, by-laws or other constituent documents of the Purchaser, (b) will not violate any Law by which the Purchaser is bound and (c) will not to our knowledge require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority or third party on or prior to the Closing Date excluding from the foregoing clause (b) and (c) filings, notices, permits, consents and approvals the absence of which, are violations, breaches, defaults, conflicts and Encumbrances which, individually or in the aggregate, would not (x) reasonably be expected to have a material adverse effect on the Purchaser or (y) prevent, materially interfere or delay the Purchaser from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

          Section 8.3 Available Funds. The Purchaser has sufficient funds available to it to perform all of its obligations under this Agreement, including, without limitation, to pay the Purchase Price in accordance with the terms of this Agreement.

          Section 8.4 Section 363 Order. The form of Section 363 Order attached hereto in Exhibit A is in form and substance satisfactory to the Purchaser.

          Section 8.5 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees in connection with any of the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS

          Section 9.1 Reasonable Efforts; Cooperation; Consents and Approvals. Subject to the Seller's obligation to comply with any order of the Bankruptcy Court (including, without limitation, the Section 363 Order), each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with each other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (in each case, to the extent that the same is within the control of such Party), including, without limitation,
(i) compliance with any Bankruptcy Court approvals, consents and orders, (ii) the obtaining of all necessary waivers, consents and approvals from

Governmental Authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Authority, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or any other legal proceedings whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (v) compliance with any authorizations, approvals or consents of the Administrator, and (vi) causing the conditions set forth in Articles X and XI to be satisfied. The Seller will use its commercially reasonable efforts to obtain from the Bankruptcy Court all orders, consents and approvals necessary to consummate the transactions contemplated by this Agreement.

          Section 9.2 Alternative Transaction Provisions. (a) The Seller shall be entitled to consider Competing Transactions and solicit offers in respect of Competing Transactions consistent with its fiduciary obligations as a debtor-in-possession in the Chapter 11 Case; provided that the Seller shall require that any such proposal in respect of a Competing Transaction provide for
(i) the payment directly to the Seller of net cash proceeds in Euros greater than the Purchase Price and (ii) a transaction that closes at least two (2) Business Days before the Effective Date.

          (b) The Purchaser acknowledges and agrees that (i) the Seller may consider proposals and solicit offers for the Purchased Shares, (ii) such consideration or solicitation is not a breach of this Agreement and (iii) if the Bankruptcy Court at the Sale Hearing (x) authorizes a sale of the Purchased Shares to a purchaser or purchasers other than the Purchaser and (y) approves the Purchaser's bid as the second highest or best bid (as determined by the Seller), the Purchaser shall keep its offer open under this Agreement until the Business Day immediately before the Effective Date.

          (c) During the period from the date of entry of the Section 363 Order to the earlier of the termination of this Agreement in accordance with its terms and the Closing, subject to the Seller's obligations as a debtor-in-possession under the Bankruptcy Code, neither the Seller nor any of its controlled
Affiliates or representatives shall seek any relief or approval from the Bankruptcy Court which is inconsistent with this Agreement or the Section 363 Order.

          (d) If the Bankruptcy Court approves a Competing Transaction as a "higher and better" offer made for the Purchased Shares, the Seller will have the right to enter into a definitive agreement providing for the Competing Transaction and terminate this Agreement pursuant to Section 12.2(f).

                                   ARTICLE X

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

          Section 10 Conditions to the Purchaser's Obligations. The obligations of the Purchaser to consummate the Closing are conditioned upon the satisfaction or waiver by the Purchaser in writing (subject to applicable Law), on or prior to the Closing Date, of the following conditions:

          Section 10.1 Truth of Representations and Warranties. The representations and warranties of the Seller contained in this Agreement qualified by materiality shall be true and correct in all respects, except for such exceptions as are permitted by this Agreement, without further qualification as of the Closing Date, as if made on such date (except for representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date), and all representations and warranties of the Seller contained in this Agreement that are not so qualified shall be true and correct in all respects as of the Closing Date, as if made on such date with only such exceptions as are permitted by this Agreement or which, individually or in the aggregate, would not prevent, materially interfere or delay the Seller from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement (except for representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date).

          Section 10.2 Performance of Agreements. Each and all of the agreements of the Seller to be performed on or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects, and the Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

          Section 10.3 No Injunction. No action, suit or proceeding shall be pending before any court or other government body or public authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) restrain or prohibit the completion of the transactions contemplated hereby, (b) cause any of the transactions contemplated hereby to be rescinded after consummation, (c) affect adversely Purchaser's right to own the Purchased Shares or (d) affect adversely the right of SBS or any of its subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall then be in effect).

          Section 10.4 Statutes. No Law of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, or has the effect of making illegal, the consummation of the transactions contemplated hereby.

          Section 10.5 Governmental and Other Approvals. All material governmental and other material consents and approvals (including, without limitation, any necessary action by or consent of SBS) necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

          Section 10.6 Opinion of Counsel. The Purchaser shall have received from counsel to the Purchaser an opinion addressed to the Purchaser in form and substance reasonably satisfactory to the Purchaser and dated as of the Closing Date.

          Section 10.7 No Material Adverse Effect. There shall not have occurred any change, condition, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect. "Material Adverse Effect" means one or more of the following: (i) any change in or effect on the business of SBS and its subsidiaries taken as a whole that is or would be reasonably expected to be materially adverse to any of the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of the SBS and its subsidiaries taken as a whole; (ii) a Bankruptcy Event occurs in respect of

SBS or any of its subsidiaries; and (iii) a decline at any time after the date hereof for any consecutive five trading day period of 15% or more in the closing sales price per share of the common shares of SBS as reported on Euronext Amsterdam N.V., as measured against (euro)12.90 (as adjusted to reflect any reclassification, stock split, reverse stock split, stock dividend or distribution, subdivision, recapitalization or other similar transaction).

          Section 10.8 Assignment of Private Placement Agreement. The Purchaser shall have received an assignment and assumption agreement, in form and substance reasonably satisfactory to the Purchaser, pursuant to which all of the Seller's rights and obligations under the Private Placement Agreement shall be assigned and delegated to the Purchaser. Such assignment and assumption agreement shall be effective upon Closing, but not otherwise, and shall have been duly executed by the Seller and, if necessary for its validity and enforceability, each other party to the Private Placement Agreement.

          Section 10.9 Bankruptcy Matters. All necessary authorizations, consents, orders and approvals of the Bankruptcy Court necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained. The Section 363 Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended in any manner materially adverse to the Purchaser and shall be in form and substance satisfactory to the Purchaser; and the Seller shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Purchased Shares and to consummate the transactions contemplated by this Agreement. The Plan shall have been confirmed by the Bankruptcy Court on substantially the terms set forth in the Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by Seller and New UPC, Inc., dated January 7, 2003 and filed with the United States Bankruptcy Court on January 9, 2003.

          Section  10.10  Administrator.   All  authorizations,   approvals  and
consents of the Administrator necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

                                   ARTICLE XI

                   CONDITIONS TO THE OBLIGATIONS OF THE SELLER

          Section 11 Conditions to the Seller's Obligations. The obligations of the Seller to consummate the Closing are conditioned upon the satisfaction or waiver by the Seller in writing (subject to applicable law), on or prior to the Closing Date, of the following conditions:

          Section 11.1 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement qualified by materiality shall be true and correct in all respects, except for such exceptions as are permitted by this Agreement, without further qualification as of the Closing Date, as if made on such date (except for representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date), and all representations and warranties of the Purchaser contained in this Agreement that are not so qualified shall be true and correct in all respects as of the Closing Date, as if made on such date with only such exceptions as are permitted by this Agreement or which, individually or in the aggregate, would not prevent, materially interfere or delay the Purchaser from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement (except for representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date).

          Section 11.2 Performance of Agreements. Each and all of the agreements of the Purchaser to be performed on or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects, and the Purchaser shall have delivered to the Seller a certificate, dated the Closing Date, to such effect.

          Section 11.3 No Injunction. No action, suit or proceeding shall be pending before any court or other government body or public authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) restrain or prohibit the completion of the transactions contemplated hereby, or
(b) cause any of the transactions contemplated hereby to be rescinded after consummation.

          Section 11.4 Statutes. No Law of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, or has the effect of making illegal, the consummation of the transactions contemplated hereby.

          Section 11.5 Governmental and Other Approvals. All material governmental and other material consents and approvals (including, without limitation, any necessary consent of SBS) necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

          Section 11.6 Assignment of Private Placement Agreement. The Seller shall have received an assignment and assumption agreement, in form and substance reasonably satisfactory to the Seller, pursuant to which all of the Seller's rights and obligations under the Private Placement Agreement shall be assigned and delegated to, and accepted by, the Purchaser. Such assignment and assumption agreement shall be effective upon Closing, but not otherwise, and shall have been duly executed by the Purchaser and, if necessary for its validity and enforceability, each party to the Private Placement Agreement.

          Section 11.7 Bankruptcy Matters. All necessary authorizations, consents, orders and approvals of the Bankruptcy Court necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained. The Section 363 Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended in any manner materially adverse to the Seller; and the Seller shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Purchased Shares and to consummate the transactions contemplated by this Agreement. The Plan shall have been confirmed by the Bankruptcy Court on substantially the terms set forth in the Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by Seller and New UPC, Inc., dated January 7, 2003 and filed with the United States Bankruptcy Court on January 9, 2003.

          Section 11.8 Administrator. All authorizations, approvals and consents of the Administrator necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

                                  ARTICLE XII

                                   TERMINATION

          Section 12.1 No Survival of Representations and Warranties. The representations and warranties of the Parties will not survive beyond the Closing and none of the Parties will have any liability therefor after the Closing; provided that the representations and warranties contained in Section
7.3 shall survive the Effective Date.

          Section 12.2 Events of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

          (a) by mutual consent of the Parties;

          (b) by any Party, if the Closing Date shall not have occurred on or before the Business Day immediately prior to the Effective Date;

          (c) by the Seller if there has been a material breach of any covenant or a material breach of any representation or warranty of the Purchaser; provided that any such breach of a covenant or representation or warranty, as the case may be, has not been cured within ten (10) Business Days following receipt by the Purchaser of written notice of such breach;

          (d) by the Purchaser, if there has been a material breach of any covenant or a material breach of any representation or warranty of the Seller; provided that any such breach of a covenant or representation or warranty, as the case may be, has not been cured within ten (10) Business Days following receipt by the Seller of written notice of such breach;

          (e) by any Party, if there shall be any Law of any Governmental Authority that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transactions is entered and such judgment, injunction, order or decree shall have become final and non-appealable;

          (f) by the Seller at any time after the date hereof if, for any consecutive five trading day period, the closing sales price per share of the common shares of SBS as reported on Euronext Amsterdam N.V. exceeds (euro)19.17 (as adjusted to reflect any reclassification, stock split, reverse stock split, stock dividend or distribution, subdivision, recapitalization or other similar transaction); or

          (g) by any Party, if a Competing Transaction is approved by the Bankruptcy Court, unless the Purchaser has been selected as the Back-up Bidder; or

          (h) by the Seller if the Purchaser fails to comply with its obligations under Section 3.2 within five (5) Business Days following receipt of the Section 363 Order.

          Section 12.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 12.2, all further obligations of the Parties under this Agreement shall terminate without further liability or obligation of any Party to any other Party hereunder except for those provisions that expressly survive the termination of this Agreement; provided that no Party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) failure of such Party to have performed its obligations hereunder or (ii) any misrepresentation made by such Party of any matter set forth herein. This Section 12.3 shall survive any termination of this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.1 Expenses; Fees. The Parties shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

          Section 13.2 Transfer Taxes. In the event transfer, documentary, sales, use, stamp or other similar Taxes (other than those Taxes exempted pursuant to said Section 1129 of the Bankruptcy Code) are assessed at Closing or at any time thereafter on the transfer of any Purchased Shares, such Taxes incurred as a result of the transactions contemplated hereby will be paid by the Purchaser. The Purchaser and the Seller will cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation in order to minimize the amount of such Taxes.

          Section 13.3 1999 Agreement Waivers. The Seller hereby irrevocably waives any and all rights under the 1999 Agreement which would otherwise arise as a result of the execution, delivery and performance of this Agreement by the parties hereto and the consummation of the transactions contemplated hereby to the extent necessary to allow the Purchaser to purchase, and exercise all rights of ownership with respect to, the Purchased Shares and to exercise any right or perform any obligation the Purchaser may have under this Agreement or the Private Placement Agreement.

          Section 13.4 APPLICABLE LAW. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL BANKRUPTCY LAW, TO THE EXTENT APPLICABLE, AND WHERE STATE LAW IS IMPLICATED, THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN, WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          Section 13.5 JURISDICTION; WAIVER OF JURY TRIAL. (a) THE BANKRUPTCY COURT WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED

HEREBY; PROVIDED THAT IF THE BANKRUPTCY COURT IS UNWILLING OR UNABLE TO HEAR ANY SUCH DISPUTE, THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK WILL HAVE SOLE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY.

          (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 13.6 Captions; Headings; Table of Contents. The Article and Section captions and the headings and table of contents set forth herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 13.7 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telegram or telecopier and a confirmation of transmission is obtained, as follows:

               (a) if to the Seller, to it at:

                   United Pan-Europe Communications N.V.
                   Boeing Avenue 53
                   1119 PE Schiphol-Rijk
                   The Netherlands
                   Attention:       Ton Tuijten, Esq.
                   Telephone:       +31-20-778-9872
                   Facsimile:       +31-20-778-9841

                   with a copy (which shall not constitute notice) to:

                   White & Case LLP
                   1155 Avenue of the Americas
                   New York, New York  10036
                   Attention:       William F. Wynne, Jr., Esq.
                   Tel:             +1-212-819-8316
                   Fax:             +1-212-354-8113

               (b) if to the Purchaser, to it at:

                   United CMH Holdings, Inc.
                   c/o UnitedGlobalCom, Inc.
                   4643 South Ulster Street
                   13th Floor
                   Denver, Colorado 80237
                   Attention:       Ellen Spangler
                   Telephone:       +1-303-770-4001
                   Facsimile:       +1-303-770-4207

                   with a copy (which shall not constitute notice) to:

                   Holme Roberts & Owen LLP
                   1700 Lincoln, Suite 1700
                   Denver, Colorado  80203
                   Attention:       W. Dean Salter, Esq.
                   Telephone:       +1-303-861-7000
                   Facsimile:       +1-303-866-0800

                   with a further copy (which shall not constitute notice) to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   300 South Grand Avenue, Suite 3400
                   Los Angeles, California  90071
                   Attention:       Nick P. Saggese, Esq.
                   Telephone:       +1-213-687-5000
                   Facsimile:       +1-213-687-5600

or to such other Person or address as any Party shall specify by notice in writing to each of the other Parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          Section 13.8 Assignment; Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party, other than by operation of law; provided that the Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Shares, but no such transfer or assignment will relieve the Purchaser of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

          Section 13.9 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, in original form or by facsimile, each of which shall be deemed an original, but all of which together will constitute one and the same document. This Agreement shall become effective upon the execution and delivery hereof by the Parties.

          Section 13.10 Entire Agreement. This Agreement, including the Exhibits and other documents referred to herein which form a part hereof contains the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

          Section 13.11 Third Party Beneficiaries. Each Party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties and their respective successors and permitted assigns.

          Section 13.12 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          Section 13.13 Amendments; Waiver. No amendment, supplement or modification of this Agreement shall be valid unless the amendment, supplement or modification is in writing signed by all Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant under this Agreement shall be valid unless the waiver is in writing and signed by the Party making such waiver nor shall such waiver be held to be a waiver of any other or subsequent default, misrepresentation or breach. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision.

          Section 13.14 No Strict Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

                                      * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.




                               UNITED PAN-EUROPE COMMUNICATIONS N.V.



                               By:       /s/ Charles H.R. Bracken
                                  ---------------------------------------------
                                   Name:    Charles H.R. Bracken
                                   Title:   Chief Financial Officer and Member
                                            of the Board of Management



                               By:       /s/ Anton A.M. Tuijten
                                  ---------------------------------------------
                                   Name:    Anton A.M. Tuijten
                                   Title:   General Counsel and Member
                                            of the Board of Management



                                   ONLY FOR APPROVAL



                               By:       /s/ A. A. M. Deterink
                                  ---------------------------------------------
                                   Name:    A. A. M. Deterink
                                   Title:   Administrator



                               UNITED CMH HOLDINGS, INC.


                               By:       /s/ Michael T. Fries
                                  ---------------------------------------------
                                   Name:    Michael T. Fries
                                   Title:   President